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                                                                    Exhibit 99.1


ProBusiness
                                                           4125 Hopyard Road
                                                           Pleasanton, CA 94588
                                                           (925) 737-3500
Investor Contact:
Steven Klei
Executive Vice President, Finance
Chief Financial Officer
(925) 737-3110

FOR IMMEDIATE RELEASE


             PROBUSINESS TO BE ACQUIRED BY AUTOMATIC DATA PROCESSING
                       FOR $17.00 PER COMMON SHARE IN CASH

PLEASANTON, Calif -- January 6, 2003 -- ProBusiness Services, Inc. (Nasdaq:PRBZ), a leading provider of outsourced employee administrative services for large employers providing payroll, payroll tax filing, benefits administration, Comprehensive Outsourcing, human resources, and Web self-service solutions, today announced that it will be acquired by Automatic Data Processing.

ProBusiness has entered into a definitive agreement to be acquired by Automatic Data Processing for $17.00 per common share, or a total of approximately $500 million, in cash. The transaction is subject to customary closing conditions, including ProBusiness shareholder approval and normal regulatory review.

"We are excited by the agreement to add ProBusiness' services to ADP's offerings," said Tom Sinton, ProBusiness CEO. "By combining ProBusiness' focus on Service Excellence and our leadership in managed services with ADP's impressive services, global reach and financial strength, we can deliver the very best solutions to clients, and become a strong contributor to ADP's continuing success."

ProBusiness will host a conference call at 8:30 a.m. ET / 5:30 a.m. PT today, Monday, January 6, 2002 to discuss this announcement. Interested parties can access this conference call by going to the ProBusiness site at www.probusiness.com and selecting "Special Webcast Announcement" and then clicking on the webcast icon. ProBusiness encourages you to preview the site to ensure that your browser is configured properly prior to the call.


ABOUT PROBUSINESS SERVICES, INC.
ProBusiness, Inc. is a provider of HR business process outsourcing (BPO) services that streamline processes, reduce administrative costs, and improve service levels for large employers nationwide. ProBusiness offers services in payroll, payroll tax, benefits administration, human resources, and Web self-service. Clients have the flexibility to choose either single-function, stand alone services or multi-function, end-to-end Comprehensive Outsourcing. Comprehensive Outsourcing extends ProBusiness services with employee-facing services, such as payroll administration and employee inquiry management, through employee service centers. Complete information about ProBusiness is available at http://www.ProBusiness.com.

ABOUT ADP
Automatic Data Processing, Inc. (NYSE:ADP) is one of the largest independent computing services firms in the world, with $7 billion in revenue and 500,000 clients. ADP Employer Services (ES), a division of ADP, Inc., is a leading provider of integrated business administrative solutions that help its over 450,000 clients efficiently manage their internal processes, allowing them to focus on core competencies. ADP's Employer Services offerings include both traditional and Internet-based outsourcing products and services, giving clients the ability to select from ADP's comprehensive range of World Class Service solutions. Services include: payroll, tax regulatory management, HRMS, benefits administration, time and labor management, retirement plan services, online recruiting, PEO services, and employment screening and selection.

NOTE TO INVESTORS



ProBusiness Services, Inc. - CONFIDENTIAL

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In connection with the merger, ProBusiness will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF PROBUSINESS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, ProBusiness, 4125 Hopyard Road, Pleasanton, CA 94588 (Telephone: (925) 737-3500). In addition, documents filed with the SEC by ProBusiness are available free of charge at the SEC's web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of ProBusiness in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by ProBusiness with the SEC.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, statements contained in this document may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, the risk that the merger may not be consummated, risks regarding employee relations and other risks concerning ADP and ProBusiness and their respective operations that are detailed in the periodic filings with the SEC of ADP and ProBusiness, including their most recent filings on Form 10-K.





ProBusiness Services, Inc. and the ProBusiness logo are registered trademarks of ProBusiness Services, Inc. All other trademarks and registered trademarks mentioned herein remain the property of their respective owners.






ProBusiness Services, Inc. - CONFIDENTIAL